UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2026

OLENOX INDUSTRIES INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1207 N. FM 3083 Bldg. C

Conroe, TX 77304

(Address of Principal Executive Offices, Zip Code)

Registrant’s telephone number, including area code: (936) 323-6332

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	OLOX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 4, 2026 (the “Effective Date”), Olenox Industries Inc. (the “Company”) entered into an Amendment Agreement (the “Amendment”) with General Alpha Ltd., a Saint Kitts and Nevis Company (the “Purchaser”), to amend certain terms and conditions of that Stock Purchase Agreement, dated as of May 29, 2025 (the “Purchase Agreement”) and the accompanying Registration Rights Agreement, dated as of May 29, 2025 (the “RRA” and together with the Purchase Agreement, the “Agreements”) entered into between the Company and the Purchaser. The basic terms and conditions of the Purchase Agreement and RRA were previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on June 4, 2025, and the full text of the Purchase Agreement and the RRA were filed as Exhibit 10.1 and Exhibit 10.2, respectively, thereto. That original text is incorporated by herein by reference.

The Amendment amends certain terms of the Agreements, including amending the name of the Company in the Agreements from Safe & Green Holdings Corp. to Olenox Industries Inc.; amending the date of the Agreements from May 29, 2025, to August 4, 2026; amending the expiration date of the Purchase Agreement from May 8, 2026, to August 3, 2028. Section 4.18 “Anti-Dilution” of the Purchase Agreement is amended such that anti-dilution shall apply only to shares issued for any reason other than (i) an issuance of shares to board members, employees, or executives of the Company, (ii) an issuance of shares due to conversions of the Company’s existing shares of preferred stock, or (iii) shares issued due to conversions, or for shares issued for acquisitions. Section 7.5 “True-Up” and Section 6.10 “Review of Public Disclosures” are removed in their entirety. The Amendment adds a new section, Section 2.3(b)(ix), allowing the Purchaser to deduct up to 30% of the Put amount to pay towards any outstanding principal or interest on any notes or convertible notes owed by the Company to the Purchaser. The Amendment revises Section 7.6(b) “No Variable Rate Transactions” of the Purchase Agreement such that the Company shall not effect or enter into an agreement to effect any issuance by the Company or any of its subsidiaries of shares of Company common stock (“Common Stock”) involving a variable rate transaction that would provide a discount to the recipient over ten percent (10%) in total.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Forward-Looking Statements

Information contained in this communication, other than statements of historical facts, may include “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward-looking statements include all statements, other than statements of historical fact, regarding our current views and assumptions with respect to future events regarding our business, including statements with respect to our plans, assumptions, expectations, beliefs and objectives. Readers are cautioned that any forward-looking information provided by us or on our behalf is not a guarantee of future performance. Actual results may differ materially from those contained in these forward-looking statements as a result of various factors disclosed in our filings with the SEC, including the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2025, and subsequent Quarterly Reports on Form 10-Q. All forward-looking statements speak only as of the date on which they are made, and we undertake no duty to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Amendment Agreement, dated August 4, 2026, between Olenox Industries Inc. and Generating Alpha Ltd.
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLENOX INDUSTRIES INC.

Dated: August 10, 2026	By:	/s/ Michael McLaren
Name: Michael McLaren
Title: Chief Executive Officer

3